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          [LETTERHEAD OF DOW, LOHNES & ALBERTSON, PLLC APPEARS HERE]

                                                                     Exhibit 5.1

                              September 26, 1997

FrontierVision Holdings, L.P.
FrontierVision Holdings Capital Corporation
1777 South Harrison Street
Suite P-200
Denver, Colorado 90210-3925

     Re:  FrontierVision Holdings, L.P.
          FrontierVision Holdings Capital Corporation
          Registration Statement on Form S-4

Ladies and Gentlemen:

     We refer to the Registration Statement (the "Registration Statement") on Form S-4, filed on or about September 26, 1997 by FrontierVision Holdings, L.P. ("Holdings") and FrontierVision Holdings Capital Corporation ("Holdings Capital" and, together with Holdings, the "Issuers"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuers' 11-7/8% Senior Discount Notes due 2007 (the "Exchange Notes"), to be offered in exchange (the "Exchange Offer") for up to $237,650,000 aggregate principal amount of the Issuers' outstanding 11-7/8% Senior Discount Notes (the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of September 19, 1997, among Holdings, Holdings Capital and Colorado National Bank, as Trustee (the "Indenture").

     In connection with the foregoing registration, we have acted as special counsel for the Issuers, and have examined originals or copies of (i) the Agreement of Limited Partnership and Certificate of Limited Partnership of Holdings in effect as of the date hereof, (ii) the Certificate of Incorporation and Bylaws of Holdings Capital in effect as of the date hereof, (iii) the Indenture, (iv) the Registration Rights Agreement, dated as of September 19,
1997 (the "Registration Rights Agreement") by and among Holdings, Holdings Capital and J.P. Morgan Securities Inc., Chase Securities Inc., CIBC Wood Gundy Corp. and First Union Capital Markets Corp., as Initial Purchasers, and (v) the Registration Statement. We have also examined all such records of the Issuers and all such agreements, certificates of public officials, certificates of officers or representatives of the Issuers and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to
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original documents of all documents submitted to use as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Issuers and others (all of which we assume to be true, complete and accurate in all respects).

     We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the Exchange Notes have been duly authorized and when executed by the proper officers of the Issuers, duly authenticated by the Trustee, and issued by the Issuers in accordance with the provisions of the Indenture, against surrender and cancellation of a like aggregate principal amount of Old Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies generally,
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) or limited by other equitable principles of general applicability, and (c) the waiver as to usury, stay or extension laws may be unenforceable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the
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Registration Statement (including a registration statement filed pursuant to
Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in this prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       Dow, Lohnes & Albertson, PLLC



                                       By: /s/ Edward J. O'Connell
                                          ---------------------------------
                                           Edward J. O'Connell
                                           Member